NEWS
FINANCIAL
RELATIONS BOARD



COACTIVE MARKETING GROUP, INC.          FINANCIAL RELATIONS BOARD
------------------------------          -------------------------

Donald A. Bernard                       Marilynn Meek - General, 212-827-3773
Executive Vice President                Susan Garland - Analysts, 212-827-3775
  & Chief Financial Officer
516-622-2830

FOR IMMEDIATE RELEASE

                     COACTIVE MARKETING GROUP, INC. REPORTS
                   FISCAL THIRD QUARTER 2005 FINANCIAL RESULTS

Great Neck, NY, February 7, 2005 - CoActive Marketing Group, Inc. (Nasdaq
SmallCap: CMKG), an independent full service marketing, sales promotion and interactive services company, today reported financial results for its fiscal third quarter ended December 31, 2004.

Third Quarter Performance:
--------------------------
The Company reported that sales rose 13.0% to $21,554,000 for the quarter, compared to sales of $19,077,000 for the fiscal third quarter of 2003. Sales for the third quarter ended December 31, 2004 and December 31, 2003 included $7,551,000 and $4,850,000 of reimbursable costs and expenses, respectively.

Net income for the quarter was $658,000 or $0.10 per diluted share, compared to a net loss of ($123,000), or ($0.02) per diluted share, for the comparable quarter in 2003.

Nine Month Performance:
-----------------------
For the nine months ended December 31, 2004, the Company reported sales of $64,180,000, compared to sales of $55,458,000 for the nine month period ended December 31, 2003. Sales for the nine month periods ended December 31, 2004 and 2003 included reimbursable costs and expenses of $19,118,000 and $13,478,000, respectively.

Net income for the nine months ended December 31, 2004 was $1,518,000 or $0.24 per diluted share, compared to a net loss of ($1,416,000), or ($0.28) per diluted share, for the nine months ended December 31, 2003. As result of a change in accounting policy adopted in fiscal 2004, the Company recorded a non-cash charge of $2,183,000 in the first quarter of fiscal 2004, reported as a cumulative effect of a change in accounting principle for revenue recognition. Excluding this charge, net income for the first nine months of fiscal 2004 would have been $767,000 or $.12 per diluted share.

Debt Reduction & Cost Savings:
------------------------------
In addition to improved revenues and earnings for the year, CoActive continued to reduce its debt during the third quarter. Year to date, its Bank debt has gone from $5,409,500 to $4,447,000, an 18% reduction.

The Company's consolidation efforts continue to improve its profitability. Next in a series of orderly steps, CoActive will be moving its headquarters from Great Neck to the Company's U.S. Concepts offices in New York. As a result of this consolidation and other structural initiatives, CoActive expects to realize cost savings of approximately $750,000 in fiscal 2006 and $700,000 in fiscal 2007.

Guidance:
---------
John Benfield, President of CoActive Marketing Group commented, "Looking forward, we continue to be encouraged by the increase in our business, both new and core. Our pipeline of business across all of our divisions is currently approximately 30% ahead of what it was at this time last year. We expect to report net earnings per diluted share of approximately $0.04 to $0.06 per share for our fourth quarter. This estimate in large part reflects the seasonality of our outdoor oriented event business and fourth quarter softness in the Marketing Services Group that is anticipated to improve in fiscal 2006 as result of confirmed pipeline business. Our Interactive, Hispanic, and Event business groups are demonstrating strength and given our pipeline and current level of activity, our outlook for fiscal 2006 remains positive."

CoActive Marketing Group, Inc. is a full-service marketing, sales promotion, and interactive services company that develops and manages integrated marketing, sales and promotional programs at both national and local levels for consumer product companies. The programs are geared towards growing incremental sales and profits by identifying and addressing key trade, sales and consumer trends.

This press release includes statements, which constitute forward-looking statements made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995. Such statements reflect the current views of the Company with respect to future events based on currently available information and are subject to risks and uncertainties that could cause actual results to differ materially from those contemplated in those forward-looking statements. Factors that could cause actual results to differ materially from the Company's expectations are set forth in the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 2004 under "Risk Factors," including but not limited to "Outstanding Indebtedness; Security Interest," "Need for Additional Funding," "Recent Loss," "Dependence on Key Personnel," "Customers," "Unpredictable Revenue Patterns," "Competition," "Risks Associated with Acquisitions," "Expansion Risk," and "Control by Executive Officers and Directors." The Form 10-K may be obtained by accessing the database maintained by the Securities and Exchange Commission at http://www.sec.gov

                           Financial Tables to Follow

                         CoActive Marketing Group, Inc.
                      Consolidated Statement of Operations
                           Three and Nine Months Ended
                                   (unaudited)

                                               Three Months Ended             Nine Months Ended
                                               ------------------             -----------------
-----------------------------------------------------------------------------------------------------
                                        Dec. 31, 2004   Dec. 31, 2003   Dec. 31, 2004   Dec. 31, 2003
-----------------------------------------------------------------------------------------------------
Sales                                   $ 21,553,640    $ 19,076,940    $ 64,179,921    $ 55,458,455
-----------------------------------------------------------------------------------------------------
Operating Income (Loss)                    1,487,899        (105,811)      3,126,238       1,510,550
-----------------------------------------------------------------------------------------------------
Income (Loss) before Provision
  (Benefit) for Income Taxes,
  Minority Interest in Net Income
  of Consolidated Subsidiary and
  Cumulative Effect of Change in
  Accounting Principle for Revenue
  Recognition                              1,431,658        (165,279)      2,949,045       1,332,381
-----------------------------------------------------------------------------------------------------
Provision (Benefit) for Income Taxes
                                             504,292        (100,216)      1,054,037         516,666
-----------------------------------------------------------------------------------------------------
Net Income (Loss) before Minority
  Interest in Net Income of
  Consolidated Subsidiary and
  Cumulative Effect of Change in
  Accounting Principle for Revenue
  Recognition                                927,366         (65,063)      1,895,008         815,715
-----------------------------------------------------------------------------------------------------
Minority Interest Net Income of
  Consolidated Subsidiary                   (268,978)        (58,282)       (379,257)        (49,009)
-----------------------------------------------------------------------------------------------------
Net Income (Loss) before Cumulative
  Effect of Change in Accounting
  Principle for Revenue Recognition
                                             658,388        (123,345)      1,515,751         766,706
-----------------------------------------------------------------------------------------------------
Net Income (Loss)                       $    658,388    $   (123,345)   $  1,515,751    $ (1,416,108)
-----------------------------------------------------------------------------------------------------
Net Income (Loss) per Common Share
  before Cumulative Effect of
  Change in Accounting Principle
  for Revenue Recognition:
-----------------------------------------------------------------------------------------------------
       Basic                            $       0.11    $      (0.02)   $       0.26    $       0.15
-----------------------------------------------------------------------------------------------------
       Diluted                          $       0.10    $      (0.02)   $       0.24    $       0.12
-----------------------------------------------------------------------------------------------------
Cumulative Effect of Change in
  Accounting Principle for Revenue
  Recognition                                     --              --              --    $ (2,182,814)
-----------------------------------------------------------------------------------------------------
Net Income (Loss) per Common Share
  after Cumulative Effect of Change
  in Accounting Principle for
  Revenue Recognition:
-----------------------------------------------------------------------------------------------------
       Basic                            $       0.11    $      (0.02)   $       0.26    $      (0.28)
-----------------------------------------------------------------------------------------------------
       Diluted                          $       0.10    $      (0.02)   $       0.24    $      (0.28)
-----------------------------------------------------------------------------------------------------
Weighted Average Shares Outstanding:
-----------------------------------------------------------------------------------------------------
       Basic                               5,943,255       5,137,179       5,942,324       5,130,925
-----------------------------------------------------------------------------------------------------
       Diluted                             6,609,114       5,137,179       6,411,603       6,209,464
-----------------------------------------------------------------------------------------------------

                           Consolidated Balance Sheet

                                 December 31, 2004     March 31, 2004
                                 -----------------   -----------------
                                     (unaudited)
          Total Assets           $      39,905,099   $      40,696,697
          Current Debt                   4,447,000           1,875,000
          Long-Term Debt                        --           3,534,500
          Total Liabilities             23,192,743          25,518,867
          Stockholders' Equity          16,712,356          15,177,830